SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 28, 2003

RICA FOODS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-18222 (Commission file number)	87-0432572 (I.R.S. Employer Identification No.)

1840 Coral Way, Suite 101, Miami, Florida (Address of principal executive offices)		33145 (Zip code)

(305) 365-9694

(Registrant’s telephone number, including area code)

Item 5:	Other Events.

On August 28, 2003, Rica Foods, Inc. (the “Company”) issued a press release regarding its receipt of a conditional waiver, effective as of August 19, 2003 from Pacific Life Insurance Company (“PacLife”) with respect to the Company’s breach, during the fiscal quarter ending June 30, 2003, of certain negative covenants entered into in connection with a private placement of notes with PacLife during the first quarter of 1998 with PacLife. A copy of such press release is attached, and incorporated herein by reference, as Exhibit 99.1.

Item 7.	Exhibits

99.1	Press Release dated August 28, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2003

RICA FOODS, INC.

By:	/s/ CALIXTO CHAVES
Name:	Calixto Chaves
Title:	Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated August 28, 2003.